       As filed with the Securities and Exchange Commission on February 27, 2001

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             VINA TECHNOLOGIES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                                         77-0432782
------------------------------------------------------------------------------------------------------------
        (State or other jurisdiction of                                 (I.R.S. Employer Identification No.)
         incorporation or organization)

               39745 EUREKA DRIVE
               NEWARK, CALIFORNIA                                                   94560
------------------------------------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                                      (Zip Code)

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.
                             1999 STOCK OPTION PLAN
                            (Full title of the plans)

                                                                                      Copy to:
                STEVEN M. BAUMAN
     President and Chief Executive Officer                                          BLAIR W. WHITE
            VINA Technologies, Inc.                                             Pillsbury Winthrop LLP
               39745 Eureka Drive                                                   P.O. Box 7880
                Newark, CA 94560                                             San Francisco, CA 94120-7880
                 (510) 492-0800                                                       (415) 983-1000
------------------------------------------------                   ------------------------------------------------
      (Name, address and telephone number,
   including area code, of agent for service)
                                                                   -------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE     AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
        REGISTERED           REGISTERED (2)      OFFERING PRICE PER       AGGREGATE OFFERING     REGISTRATION FEE
                                                      SHARE(1)                 PRICE(1)
--------------------------------------------------------------------------------------------------------------------
VINA Common Stock, par     666,875 shares          $0.35 - $4.91               $3,272,754            $818.19
value $0.0001 per share
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the high and low prices at which the options may be exercised.

(2) Based on options to purchase 666,875 shares of Registrant's Common Stock, outstanding under the Woodwind Communications Systems, Inc. 1999 Stock Option Plan, to be assumed by the Registrant upon consummation of its acquisition of Woodwind Communications Systems, Inc. pursuant to that certain Agreement and Plan of Merger by and among Registrant, WCS Acquisition Subsidiary, and Woodwind Communications Systems, Inc., dated October 30, 2000. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (1) Registrant's prospectus dated August 10, 2000 filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-36398 (the "Form S-1 Registration Statement")), which contains Registrant's audited consolidated financial statements for Registrant's latest fiscal year for which such statements have been filed.

     (2) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A, filed July 20, 2000.

     (3)  Registrant's Quarterly Report on Form 10-Q, filed November 14, 2000.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Registrant's Restated Certificate of Incorporation and

Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Index to Exhibits attached hereto and incorporated herein by reference.

Item 9. Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on February 27, 2001.

                                       VINA TECHNOLOGIES, INC.



                                       By:        /s/ STEVEN M. BAUMAN
                                           -------------------------------------
                                                    Steven M. Bauman
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

     I, the undersigned, do hereby make, constitute and appoint Steven M. Bauman and Stanley E. Kazmierczak, and each of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution, in any or all of my offices and capacities with VINA Technologies, Inc. as shown below, to execute for me and on my behalf one or more registration statements on Form S-8 (the "Registration Statements") and any and all amendments and supplements thereto, including post-effective amendments, relating to the Woodwind Communications Systems, Inc. 1999 Stock Option Plan, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and do hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                Name                                          Title                           Date
                ----                                          -----                           ----

      /s/ STEVEN M. BAUMAN                  Chief Executive Officer, President and      February 27, 2001
-------------------------------------       Director (Principal Executive Officer)
         Steven M. Bauman



    /s/ STANLEY E. KAZMIERCZAK              Vice President, Finance and                 February 27, 2001
-------------------------------------       Administration and Chief Financial
       Stanley E. Kazmierczak               Officer (Principal Financial and
                                            Administration and Chief Financial
                                            Accounting Officer)



       /s/ JEFFREY M. DRAZAN                Director                                    February 27, 2001
-------------------------------------
         Jeffrey M. Drazan



         /s/ JOHN F. MALONE                 Director                                    February 27, 2001
-------------------------------------
           John F. Malone



      /s/ FRANK J. MARSHALL                 Director                                    February 27, 2001
-------------------------------------
         Frank J. Marshall



     /s/ PHILIP J. QUIGLEY                  Director                                    February 27, 2001
-------------------------------------
         Philip J. Quigley



       /s/ JOSHUA W. SOSKE                  Director                                    February 27, 2001
-------------------------------------
          Joshua W. Soske


       /s/ W. MICHAEL WEST                  Director                                    February 27, 2001
-------------------------------------
          W. Michael West

                                INDEX TO EXHIBITS

Number                             Exhibit
------                             -------
  4.1        Woodwind Communications Systems, Inc. 1999 Stock Option Plan.
  5.1        Opinion regarding legality of securities to be offered.
 23.1        Independent Auditors' Consent.
 23.2        Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
 24.1        Power of Attorney (see page 6).